Reply to: Heather DiGregorio
Direct Phone: (403) 260-0341
Direct Fax: (403) 260-0332
hrd@bdplaw.com

Assistant: Andrea Turner
Direct Phone: (403) 260-0114
Our File: 73042-1

November 10, 2016
USD Partners LP
811 Main Street, Suite 2800
Houston, Texas 77002
Dear Ladies and Gentlemen:

Re:	USD Partners LP
We have acted as special Canadian tax counsel to USD Partners LP, a Delaware limited partnership (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 filed by the Partnership under the Securities Act of 1933, as amended (the "Act"), on November 10, 2016 (the "Registration Statement"), for the purpose of registering the resale under the Act common units of the Partnership.
This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the general partner of the Partnership (the "Officer’s Certificate"). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Partnership’s Registration Statement and the Partnership’s responses to our examinations and inquiries.
In our capacity as special Canadian tax counsel to the Partnership, we have, with your consent, made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.
We are opining herein as to the effect on a prospective unitholder who is not resident in Canada for Canadian tax purposes only of the federal income tax laws of Canada and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of the United States, other federal laws, foreign laws, the laws of any province or state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.
Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement and the Officer’s Certificate, the statements in the Registration Statement under the caption "NON-UNITED STATES TAX CONSEQUENCES - Canadian Tax Consequences", insofar as such statements purport to constitute summaries of Canadian federal income tax law and regulations or legal

Burnet, Duckworth & Palmer LLP    November 10, 2016

conclusions with respect thereto, constitute the opinion of Burnet, Duckworth & Palmer LLP as to the material Canadian federal income tax consequences of the matters described therein.
This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based upon existing Canadian legislation, case law and our understanding of current published administrative practice of the Canada Revenue Agency, as of the date of the Registration Statement, all of which may change, possibly with retroactive effect. Changes in legislation, case law and the administrative practice and policy of the Canada Revenue Agency may cause the tax consequences to vary substantially from the consequences of unit ownership described herein. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus included in the Registration Statement and the Officer's Certificate, may affect the conclusions stated herein.
This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Yours truly,
Burnet, Duckworth & Palmer LLP
/s/ Burnet, Duckworth & Palmer LLP